UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

CIPHER MINING INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39625	85-1614529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue Floor 54, Suite C New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (332) 262-2300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Executive Officer Appointments - Co-Presidents.

Co-President and Chief Operating Officer.

On March 20, 2023, Cipher Mining, Inc. (the “Company” or “Cipher”) announced the appointment of Mr. Patrick Kelly, previously serving as Chief Operating Officer, to serve as the Company's Co-President and Chief Operating Officer, effective on the same date.

Mr. Kelly, age 44, has served as Cipher's Chief Operating Officer since August 2021. Prior to Cipher, from 2012 to 2019, Mr. Kelly served as Chief Operating Officer at Stone Ridge Asset Management, LLC. Between 2012 and 2018, he also held several directorship positions with several trusts of Stone Ridge Asset Management. From 2009 to 2012, Mr. Kelly served as Chief Operating Officer of Quantitative Strategies at Magnetar Capital. Prior to that, he served as Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.

The Company did not enter into a new employment agreement with Mr. Kelly in connection with the appointment. There is no family relationship between Mr. Kelly and any of our other officers and directors. There are no understandings or arrangements between Mr. Kelly and any other person pursuant to which Mr. Kelly was appointed as Co-President and Chief Operating Officer.

There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Kelly had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Co-President, Chief Legal Officer and Corporate Secretary.

On March 20, 2023, the Company also announced the appointment of Mr. William Iwaschuk, previously serving as Chief Legal Officer and Corporate Secretary, to serve as the Company's Co-President, Chief Legal Officer and Corporate Secretary, effective on the same date.

Mr. Iwaschuk has served as Cipher’s Chief Legal Officer since August 2021. Prior to Cipher, from 2014 to 2020, Mr. Iwaschuk held senior positions at Tower Research Capital LLC, including serving as General Counsel and Secretary (2016‑2020) and Counsel (2014‑2016). From 2013 to 2014, Mr. Iwaschuk was a Partner in the Investment Management Group of Morgan, Lewis & Bockius LLP in New York. Mr. Iwaschuk also previously served as a Vice‑President in the legal department at Goldman Sachs & Co. from 2005 until 2012. He started his career as an equity derivatives associate at Davis Polk & Wardwell LLP in New York. Mr. Iwaschuk also currently serves on the board of directors of Futures and Options, a non-profit organization. Mr. Iwaschuk received his LL.B. and B.A. degrees from The University of British Columbia.

The Company did not enter into a new employment agreement with Mr. Iwaschuk in connection with the appointment. There is no family relationship between Mr. Iwaschuk and any of our other officers and directors. There are no understandings or arrangements between Mr. Iwaschuk and any other person pursuant to which Mr. Iwaschuk was appointed as Co-President, Chief Legal Officer and Corporate Secretary.

There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Iwaschuk had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 7.01 Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the appointments of Mr. Kelly and Mr. Iwaschuk, as well as the appointment of Ms. Olivia Stennett to the position of Chief Administrative Officer. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit related to Item 5.02 and Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
99.1	Press Release of the Company, dated March 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cipher Mining Inc.

Date: March 20, 2023	By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer